Yingkou China Energy Gas Development Co., Ltd.

Equity Transfer Agreement

This Agreement is made by and between:

Party A：Tianjin Xinhai Public Utilities Development Co.,Ltd. (hereinafter referred to as Party A)

Address: ______________________________

Legal Representative: _________________________

Party B: Hunan Zhongyouzhiyuan Gas Co., Ltd.  (hereinafter referred to as Party B)

Address: ______________________________

Legal Representative: _________________________

    Pursuant to Company Law of the People's Republic of China, Contract Law of the People's Republic of China and other applicable laws and regulations, Party A and Party B, after equal and voluntary consultations, conclude this Agreement regarding the transfer of 100% share of Yingkou China Energy Gas Development Co., Ltd as follows:

I. Transferred Equity

1.1 Party A, the sole shareholder of Yingkou China Energy Gas Development Co., Ltd (hereinafter referred to as “Yingkou China Energy”) intends to transfer the 100% equity interests to Party B under the conditions of this Agreement.

1.2 “Transferred equity” in this Agreement is referred to as the 100% equity interests of Yingkou China Energy legally held by Party A.

1.3 Party B agrees to purchase the 100% equity interests of Yingkou China Energy held by Party A.

1.4 Both Parties agree that Party B shall be the shareholder of Yingkou China Energy since the date of the completion of this transfer, that is, the date of the completion of relevant shareholder alteration registration procedure in Administration of Industry and Commerce (“AIC”). Party B shall enjoy all the rights and assume all duties stipulated by the Articles of Associations of Yingkou China Energy and according to PRC laws, and Party A shall not enjoy all the rights and assume all duties any more.

II. Transfer Price

2.1 Party A agrees to transfer all the equity to Party B with consideration. The transfer price is determined after consultations by both parties on the base of the assessment report presented by the qualified appraiser firm which is approved by both parties, and on the base of full knowledge of the assets, credit rights and debts of Yingkou China Energy Gas （See Attachment List of Assets, Credit rights and Debt）.

2.2 The transfer price paid by Party B to Party A shall be RMB 21,900,000 yuan. (￥ 21,900,000).

III. Payment of the transferred equity

3.1 Party B agrees to pay RMB 10,950,000 Yuan as the first installment within 30 days after the execution of this Agreement, which is 50% of the transfer price. Party A shall return the first installment to Party B in the event that Force Majeure arise, which causes impossibility of performance the Agreement.

3.2 Party B agrees to pay the outstanding payment of the transferred equity within 30 days after the date of the completion of relevant shareholder alteration registration procedure of the Company in AIC, which is RMB 10,950,000 Yuan.

3.3 In the event that Party B fails to pay the payment according to the time and amount in accordance with the above-mentioned provisions, Party B pay an overdue penalty to Party A, which is 1.5‰ of the payable amount per day.

IV. Alteration Register of Equity Transfer and Transition Period

4.1 Party A and Party B agree that all the relevant equity-transfer alteration registration procedure in AIC shall be completed within 60 days after this Agreement become into effect. If during the procedure of the alteration register extension is confirmed to be needed, both parties may confirm in writing that both parties agree to extend the term and confirm the deadline of the above-mentioned alteration register work.

4.2 Party B guarantees that it shall fully coordinate relevant staff of Party A to complete the equity-transfer alteration registration procedure in AIC, and provide documents required during the alteration register procedure.

4.3 The fees and expense of this equity-transfer alteration register procedure in AIC shall be burdened by Party A.

4.4 The date of the completion of this equity transfer is the date of the completion of relevant shareholder alteration register procedure in AIC.

4.5 The Transition Period means that the term from the date that this Agreement is made to the date of the completion of this equity transfer.

4.6 Party A and Party B both agree that during the Transition Period, Party A shall procure Yingkou China Energy to regularly do common business and have right to make resolutions on common business, however, and Party A shall procure Yingkou China Energy not to dispose of the major assets of Yingkou China Energy in the Attachment List of Assets or raise or be burdened major debts in the Attachment List of Debts which are confirmed by both parties (excluded disposition of assets or debts arising from common business operation). Party A agrees that during the Transition Period Party B may take part in the operation of the Company to have a full scale of understanding of the Company for the purpose of a smooth take-over.

4.7 During the Transition Period, Party B can appoint accounting firms at its own cost to audit the assets of Yingkou China Energy or appoint professional institutions at its own cost to assess the land of Yingkou China Energy by the date of 31, , 2009. Party A shall make convenience for the abovementioned audit and/or assessment. All the abovementioned audit and/or assessment shall be completed within 60 days after the Agreement is executed.

4.8 Party A and Party B both confirm that the creditor’s rights and debts of the Company disclosed in Attachment List of Assets, Credit rights and Debt shall be entitled and assumed on and after the execution of the Agreement, and the debts of the Company before the execution of the Agreement which are not disclosed in Attachment List of Assets, Credit rights and Debt shall be assumed by Party A.

V. Undertakings and Guarantees

5.1 Party A shall make representations, undertakings and guarantees to Party B:

5.1.1 Party A has the right to execute this Agreement and is able to perform all the duties under this Agreement;

5.1.2 Party A has performed the obligation of capital contribution to Yingkou China Energy, and legally, entirely and fully owns the property right of the equity under this Agreement. Party A had not set any warranty obligations on or over the transferred equity before this Agreement is executed and will not set any warranty obligations on or over the transferred equity before the completion of this transfer according to the Agreement.

5.1.3 Before this agreement is executed, there is no foreseen lawsuit, arbitration or other legal or governmental proceeding on the transferred equity is existing, which shall threaten against and affect the complete property of the transferred equity of Party A ;

5.1.4 There is no legal or contractual limitation expressly other than this Agreement on the transferred equity of Party A is existing.

5.1.5 After the completion of the equity transfer, the Transferred Equity purchased by Party B and its subsidiary rights and interests or those to be generated from the equity are free of any rights and interests of any third Party.

5.2 Party B shall make representations, undertakings and guarantees to Party A:

5.2.1 Party B guarantees that it has full rights/qualifications to execute this Agreement. Upon execution by both Parties, the Agreement will be in effect and binding upon Party B.

5.2.2 Party B guarantees that it has enough capacity to make the payment of the transferred equity according to the time and amount stipulated on Article 2 and 3.

5.2.3 In the event that Party B execute this Agreement, it shall not cause Party B in breach of the regulations of any law, or any provision, conditions or regulations of any contract, agreement or documents which Party B is referred to as one party.

5.2.4 All the credit rights and debts of Yingkou China Energy, arising before the complete of the equity transfer, have been confirmed by Party B that they all shall be still enjoyed and assumed by Yingkou China Energy.

VI. Liability for Breach of Agreement

6.1 If any representation, undertaking or guarantee on any of its material obligations by one Party under this Agreement is confirmed to be incorrect or mislead the other Party，or if any Party is in breach of any provision of this Agreement, such party is breach of this Agreement. In case one Party is in breach of this Agreement and the other party suffers form damages and losses hereby, the breaching party shall compensate entire and full damages and losses to the other party.

VII. Early Termination

7.1 If one party is in breach of this agreement, moreover, makes no correction to the breaching act or fails to take full and effective measures without delay to eliminate the damages arising from the breach of this Agreement or fails to compensate the Observant Party the losses arising from the breach of this agreement by the breaching party, the Observant Party unilaterally has the right to terminate any relevant provision under this agreement in written notice

7.2 If the Observant Party terminates this Agreement prematurely according to the previous Article, the Breaching Party shall pay the Observant Party a penalty equals to the amount of 2 % of transfer price the Transferred Equity.

VIII. Settlement of Dispute

Any dispute arising from the performance of this Agreement or in connection with this Agreement shall be settled by amicably good faith discussion by the Parties. In the event that any such dispute cannot be resolved through such discussions, either Party may file a suit in the People’s Law court which has jurisdiction where Party A located.

IX. Force Majeure

9.1 Force Majeure shall mean all events which are beyond the control of the parties to this contract, and which are unforeseen, unavoidable and insurmountable, and which prevent total or partial performance by either of the Parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled.

9.2 Neither Party shall be prevented from failure of performance of any of its obligations under this Agreement due to an event of Force Majeure outside the reasonable control of that Party. The Party affected by such event of Force Majeure shall notify the other Party immediately in convenient way, and shall not later than 15 days after the commencement of such event submit the documentary evidence notarized by local notary organ to the other Party. Both Parties shall renegotiate the way of dealing with the aftermath such event in time.

X. Confidentiality

Either Party of this Agreement shall not disclose any information related to this Agreement to any person、entity or company during the term of the Agreement or five years after the expiration of the Agreement, no matter the person、entity or company has a competitive relationship with the other Party or not.

XI. Severability

Any provision of the Agreement shall be deemed as severable. If any provision of the Agreement is invalid, it shall not affect the validity of the rest of the provisions of this Agreement.

XII. Entire Agreement

This Agreement includes all agreements and memorandums related to the subject of this Agreement and supersede any and all previous written or oral agreements and/or memorandums concluded by any consultation relating to the subject of this Agreement. Unless this Agreement is otherwise provided expressly, any other condition, definition, guarantee or statement related to the subject of this Agreement shall not be binding on both Parties.

XIII. Miscellaneous

13.1 The Attachment List of Assets, Credit Rights and Debt of the Company is hereby made a part of this Agreement.

13.2 If either Party does not insist the other Party on the performance of any provision of the Agreement at any time, the Party shall not be deemed to waive the provision or waive the right to insist the other Party on execution of the provision.

13.3 Any correction、amendment、replacing or modification of this Agreement shall be made in writing and shall be ascertained that it is relevant to the Agreement and shall be signed by the representatives or designated person(s) of both Parties of the Agreement.

13.4 This Agreement is executed in four counterparts. Either party holds two which have the same legal effect.

(Remainder page left blank.)

[Signature page]

Party A：Tianjin Xinhai Public Utilities Development Co.,Ltd.

Legal/Authorized representative:

Name:

Position:

Party B:   Hunan Zhongyouzhiyuan Gas Co., Ltd.

Legal/Authorized representative:

Name:

Position:

Signature Date: March 17，2010